UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 28, 2006

FTD Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001—32425	87—0719190
(State or other Jurisdiction or	(Commission File Number)	(IRS Employer Identification No.)
Incorporation or Organization)

3113 Woodcreek Drive

Downers Grove, IL 60515

(Address of Principal Executive Offices)

(630) 719—7800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            Entry into a Material Definitive Agreement

On July 28, 2006 (the “Closing Date”), FTD, Inc. (“FTDI”) entered into a Credit Agreement (the “Credit Agreement”) by and among FTDI, Wells Fargo Bank, N.A. as Administrative Agent, Syndication Agent and Documentation Agent, and the other parties signatory thereto.

Facilities

The Credit Agreement consists of (i) a seven year term loan facility (the “Term Facility”) in an aggregate principal amount of $150 million to fund, in part, the consideration payable by FTDI in connection with the acquisition (as described in more detail in Item 2.01 below) of all the capital stock of Interflora Holdings Limited (“Interflora” and, together with its subsidiaries, the “Acquired Business”) by FTDI’s wholly owned subsidiary, FTD UK Holdings Limited, a corporation organized under the laws of England and Wales  (“FTD UK”), discharge certain existing indebtedness, and to pay fees, commissions and expenses incurred in connection with the acquisition and (ii) a six year revolving credit facility (the “Revolving Facility” and, together with the Term Facility, the “Facilities”) in an aggregate principal amount of up to $75 million to fund permitted capital expenditures and permitted acquisitions, to provide for FTDI’s ongoing working capital requirements and for general corporate purposes.

Interest Rates and Fees

All amounts outstanding in respect of loans made under the Term Facility will bear interest through maturity, at FTDI’s option, at the:

•                  Base Rate (defined as the higher of Wells Fargo Bank, N.A.’s prime rate and the federal funds effective rate plus 0.50%) plus a margin of 0.75 or 1.00% per annum, depending on the ratio of consolidated indebtedness of FTDI and its subsidiaries to earnings before interest, taxes, depreciation and amortization, or EBITDA, of FTDI and its subsidiaries (the “Consolidated Leverage Ratio”) for the last four fiscal quarters; or

•                  reserve adjusted Eurodollar Rate (as defined in the Credit Agreement) plus a margin of 1.75 or 2.00% per annum, depending on FTDI’s Consolidated Leverage Ratio for the last four fiscal quarters.

All amounts outstanding in respect of loans made under the Revolving Facility will bear interest through maturity, at FTDI’s option, at the:

•                  Base Rate plus a margin of 0.75 to 1.50% per annum, depending on FTDI’s Consolidated Leverage Ratio for the last four fiscal quarters; or

•                  reserve adjusted Eurodollar Rate plus a margin of 1.75 to 2.50% per annum, depending on FTDI’s Consolidated Leverage Ratio for the last four fiscal quarters.

Prepayments

FTDI may prepay the Facilities, in whole or in part and without premium or penalty, subject to certain restrictions.  The Facilities are also subject to mandatory prepayment under certain circumstances.

Maturity; Amortization

The lenders’ commitments in respect of the Term Facility will expire and the borrowings thereunder will mature seven years after the Closing Date. The outstanding principal amount of the Term Facility will be payable in equal quarterly installments of 1% per annum prior to the seventh anniversary of the Closing Date, with the remaining balance due on the maturity date of the Term Facility. The lenders’ commitments in respect of the Revolving Facility will expire and the borrowings thereunder will mature six years after the Closing Date. No amortization is required in respect of the Revolving Facility.

Guarantee and Security

FTDI’s obligations under the Credit Agreement are guaranteed (each a “Guarantee”) by certain of its existing and subsequently acquired or organized domestic subsidiaries. The Credit Agreement and each Guarantee is secured under the terms of a Security Agreement by a first priority security interest in all of the assets of FTDI and each guarantor, as well as a first priority security interest in all of the capital stock of FTDI and certain of its domestic subsidiaries, 66% of the capital stock of certain of its first-tier foreign subsidiaries and all inter-company debt.

Covenants and Events of Default

The Credit Agreement contains various affirmative, negative and financial covenants customary for credit facilities of this type. The negative covenants include, without limitation, certain limitations on the ability to incur indebtedness, incur liens, consummate asset sales, mergers or acquisitions, dispose of certain property, make dividends or other restricted payments or to make certain investments in excess of specified amounts. The financial covenants include minimum interest coverage, a maximum total leverage ratio and limitations on capital expenditures. The Credit Agreement also includes events of default customary for credit facilities of this type including, without limitation, failure to make payments when due, noncompliance with covenants, breaches of representations and warranties, bankruptcy, impairment of security interests in collateral and changes of control.

The foregoing description of the Credit Agreement and the Security Agreement is qualified in its entirety by reference to the Credit Agreement and the Security Agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.01.            Completion of Acquisition or Disposition of Assets.

On July 31, 2006, FTD Group, Inc.’s (the “Company”) wholly owned indirect subsidiary, FTD UK completed its acquisition of 100% of the issued and outstanding share capital of Interflora, a provider of floral-related products and services to consumers and retail floral locations based in the United Kingdom.

The purchase price for the acquisition of Interflora was approximately £66 million, subject to adjustment in respect of variations in Interflora’s actual working capital at closing.  At closing, £1 million of the purchase price was paid into escrow to support any working capital adjustment payments owed to FTD UK.

ITEM 5.02(d).                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 28, 2006, the Company’s board of directors (the “Board”) increased the number of directors from nine to 10 and elected William J. Chardavoyne to serve as a director of the Company.  Mr. Chardavoyne will serve as a member of the Board until the Company’s 2006 annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation or removal.

The Board has selected Mr. Chardavoyne to serve as a member of the Audit Committee of the Board (and to replace Ted C. Nark, who resigned as a member of the Audit Committee effective July 28, 2006) and, in connection therewith, has determined that Mr. Chardavoyne is:

•                  “financially literate,” as required by the rules of The New York Stock Exchange (the “NYSE”) for members of audit committees of listed companies; and

•                  “independent” under both Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and the NYSE’s rules.

Mr. Chardavoyne has over 30 years of finance and management experience.  From 2000 to 2006, Mr. Chardavoyne held the position of Chief Financial Officer for Santa Monica, California based Activision, Inc., an international publisher of interactive entertainment software products. Prior to this, Mr. Chardavoyne was the Chief Financial Officer of Movietown.com and held several senior management positions in operations and finance at Columbia Tri Star Home Video, a subsidiary of Sony Pictures Entertainment. In addition, Mr. Chardavoyne presently serves on the board of directors and the audit committee of AVP, Inc. Mr. Chardavoyne received a BBA in accounting from Hofstra University and is a certified public accountant.

ITEM 7.01. Regulation FD Disclosure

On July 31, 2006, the Company announced that FTD UK completed its acquisition of Interflora. On August 2, 2006 the Company announced that the Company’s board of directors had elected William J. Chardavoyne to serve as a director of the Company. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively. These exhibits are being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements required to be filed by this Item are not included herein, but will be filed by amendment not later than 71 days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The financial statements required to be filed by this Item are not included herein, but will be filed by amendment not later than 71 days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of July 28, 2006, by and among FTD, Inc., Wells Fargo Bank, N.A. as Administrative Agent, Syndication Agent and Documentation Agent, and the other parties signatory thereto

10.2	Security Agreement, dated as of July 28, 2006, by and among FTD, Inc., FTD Group, Inc., FTD.COM INC., Florists’ Transworld Delivery, Inc. and Wells Fargo Bank, N.A., as Administrative Agent

99.1	Press release of the Company issued on July 31, 2006

99.2	Press release of the Company issued on August 2, 2006

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2006	FTD GROUP, INC.

	By:	/s/ BECKY A. SHEEHAN
	Name:	Becky A. Sheehan
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement, dated as of July 28, 2006, by and among FTD, Inc., Wells Fargo Bank, N.A. as Administrative Agent, Syndication Agent and Documentation Agent, and the other parties signatory thereto

10.2	Security Agreement, dated as of July 28, 2006, by and among FTD, Inc., FTD Group, Inc., FTD.COM INC., Florists’ Transworld Delivery, Inc. and Wells Fargo Bank, N.A., as Administrative Agent

99.1	Press release of the Company issued on July 31, 2006

99.2	Press release of the Company issued on August 2, 2006